                                                                      Exhibit 15


                              [ARTHUR ANDERSEN LLP]


                           LETTER REGARDING UNAUDITED
                          INTERIM FINANCIAL INFORMATION

We are aware that HBO & Company has incorporated by reference in this Registration Statement on Form S-8, its Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, which includes our reports dated May 6, 1998, July 20, 1998 and October 23, 1998, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP

Atlanta, Georgia
December 9, 1998


                            Page 18 of 19 Pages